Exhibit 4.1


                                VOTING AGREEMENT


     VOTING AGREEMENT ("Agreement"), dated as of March 13, 2008, by and among Palisades Safety and Insurance Association, an insurance exchange organized under NJSA 17:50-1 et seq. ("Parent"), Apollo Holdings, Inc., a New Jersey corporation wholly owned by Parent ("Merger Sub"), and James V. Gorman ("Gorman"),


     WHEREAS, Parent, Merger Sub and National Atlantic Holdings Corporation, a New Jersey corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated of even date herewith (the "Merger Agreement"), which provides for the business combination transaction (the "Merger") upon the terms and subject to the conditions set forth therein, and in connection with which each outstanding share of common stock, no par value, of the Company (each, a "Common Share") will be canceled and converted into the right to receive $6.25 in cash per share;


     WHEREAS, Gorman in the aggregate beneficially owns and has sole voting power with respect to 1,512,140 Common Shares (such Common Shares, together with any securities issued or exchanged with respect to such shares of common stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company's capital structure, and any options, warrants or other rights to acquire any additional Common Shares, the "Covered Shares");


     WHEREAS, in connection with the execution of the Merger Agreement, Parent has requested that Gorman execute and deliver this Agreement on a date even herewith; and


     WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.


     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which are hereby acknowledged, Gorman, Parent and Merger Sub agree as follows:

     1. Agreement to Vote. Gorman agrees that, prior to the Expiration Date (as defined below), at any meeting of the stockholders of the Company, or in connection with any written consent of the stockholders of the Company, with respect to the Merger, the Merger Agreement or any Acquisition Proposal or any adjournment or postponement thereof, Gorman shall:

     (a) appear at such meeting or otherwise cause the Covered Shares and any other Common Shares which he acquires beneficial ownership of after the date hereof ("After Acquired Shares") to be counted as present thereat for purposes of calculating a quorum; and


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     (b) from and after the date hereof until the Expiration Date, vote (or cause to be voted) in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering all of the Covered Shares and any After Acquired Shares that Gorman shall be entitled to so vote, whether such Common Shares are beneficially owned by Gorman on the date of this Agreement or are subsequently acquired, (i) in favor of the recommendation of the Board of Directors of the Company to the holders of Common Shares; (ii) against any Acquisition Proposal, or any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than the Merger and other than following any Change in Recommendation and termination of the Merger Agreement made by the Board of Directors pursuant to the requirements of the Merger Agreement), and (iii) in favor of any proposal to adjourn a shareholders' meeting which the Company, Merger Sub and Parent support.

     2. Expiration Date. As used in this Agreement, the term "Expiration Date" shall mean the earliest to occur of (i) the Effective Time; (ii) such date as the Merger Agreement is terminated pursuant to Article VIII thereof; or (iii) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided however, (i) Sections 8 through 18 shall survive any such expiration if the Effective Time shall have occurred, and (ii) such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

     3. Agreement to Retain Covered Shares. From and after the date hereof until, (A) in the case of clause (i) below, the Expiration Date, and (B) in the case of clause (ii) below, immediately after the vote is taken at a meting of shareholders of the Company (taking into account any postponements or adjournments thereof) for the purpose of approving the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, Gorman shall not, except as contemplated by this Agreement or the Merger Agreement, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares and any After Acquired Shares or (ii) sell, transfer, assign, dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, the beneficial ownership of any Covered Shares.

     4. Representations and Warranties of Gorman. Gorman hereby represents and warrants to Parent and Merger Sub as follows:

     (a) Gorman has the power and the right to enter into, deliver and perform the terms of this Agreement;

     (b) this Agreement has been duly and validly executed and delivered by Gorman and (assuming this Agreement constitutes a valid and binding

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agreement of Parent and Merger Sub) is a legal, valid and binding agreement with respect to Gorman, enforceable against Gorman in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles);

     (c) Gorman beneficially owns in the aggregate at least 1,512,140 Common Shares and has sole or shared, and otherwise unrestricted, voting power with respect to such Common Shares;

     (d) no proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Covered Shares;

     (e) the execution and delivery of this Agreement by Gorman do not, and the performance by Gorman of his obligations hereunder and the consummation by Gorman of the transactions contemplated hereby will not, violate or conflict with, or constitute a breach or default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Gorman is a party or by which Gorman is bound, or any statute, rule or regulation to which Gorman is subject. Except as expressly contemplated hereby, Gorman is not a party to any voting agreement or voting trust relating to the Covered Shares or After Acquired Shares;

     (f) Gorman confirms that he is not relying on any non-public information concerning the Covered Shares obtained from, or provided by, Parent or Merger Sub, in determining to vote in favor of the recommendation of the Board of Directors, nor shall there be any obligation of the Parent or Merger Sub to provide any non-public information concerning the Covered Shares; and

     (g) Gorman acknowledges and confirms that he has reviewed this Agreement and the Merger Agreement and has had the opportunity to review both such agreements with counsel and other advisors.

     5. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby represents and warrants to Gorman as follows:

     (a) each of Parent and Merger Sub has the power and the right to enter into, deliver and perform the terms of this Agreement; and

     (b) this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming this Agreement constitutes a valid and binding agreement of Gorman) is a legal, valid and binding agreement with respect to Parent and Merger Sub, enforceable against each in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     6. No Solicitation. From and after the date hereof until the Expiration Date, neither Gorman nor his affiliates will solicit proxies or become a "participant" in any solicitation (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934) in opposition to the solicitation of proxies by the Company and Parent for the Merger Agreement.

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From and after the date hereof until the Expiration Date, in all public statements and public filings made with respect to the voting of the Covered Shares, Gorman and his affiliates will indicate that they are voting in favor of the Merger Agreement and otherwise in accordance with Section 1 above.

     7. Survival of Representations and Warranties. The representations and warranties contained herein shall not be deemed waived or otherwise affected by any investigation made by the other parties hereto. The representations and warranties contained herein shall expire with, and be terminated and extinguished upon, consummation of the Merger or termination of this Agreement in accordance with the terms hereof, but no party shall be relieved for prior breach thereof.

     8. Specific Enforcement. Gorman has signed this Agreement intending to be legally bound thereby. Gorman expressly agrees that this Agreement shall be specifically enforceable against Gorman in any court of competent jurisdiction within the State of New Jersey in accordance with its terms.

     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

     10. No waivers. No waivers of any breach of this Agreement extended by Parent or Merger Sub to Gorman shall be construed as a waiver of any rights or remedies of Parent or Merger Sub with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to shares of the Company held or subsequently held by such stockholder or with respect to any subsequent breach of Gorman or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     11. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

     12. Notices. All notices and other communications hereunder shall be in writing and shall be sufficient if sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

     (i) if to Gorman:

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              National Atlantic Holdings Corporation
              4 Paragon Way
              Freehold, NJ 07728
              Attention: James V. Gorman

              with a copy to:

              Dewey & LeBoeuf LLP
              1301 Avenue of the Americas
              New York, NY 10019
              Attention:  Michael Groll
                          Sheri E. Bloomberg
              Facsimile: (212) 424-8500

       (ii) if to Parent or Merger Sub to:

              Palisades Safety and Insurance Association
              Connell Corporate Center II
              2 Connell Drive
              Berkeley Heights, NJ 07922
              Attention: Edward J. Fernandez, President
              Facsimile:(908) 790-7849

              with a copy to:

              Palisades/High Point Corporate Law
              331 Newman Springs Road, Building 3
              Red Bank, NJ  07701
              Attention: Carl Peterson, SPHR
                         Chief Legal Officer
              Facsimile: (732) 978-6105

              and

              Ropes & Gray LLP
              One International Place
              Boston, MA 02110-2624
              Attention: David A. Fine
              Facsimile: (617) 235-0030

     Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice of other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this

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Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth. 13. No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

     14. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, heirs, executors, administrators and other legal representatives, as the case may be.

     15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     16. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

     17. Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in

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connection with this Agreement or as an inducement to enter into this
Agreement), shall be governed by the internal laws of the State of New Jersey without giving effect to any choice or conflict of laws provision or rule.

     18. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

     19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.


                                    PALISADES SAFETY AND INSURANCE
                                    ASSOCIATION

                                    By: /s/ Edward J. Fernandez
                                        ----------------------------------------
                                    Name:  Edward J. Fernandez
                                    Title: President


                                    APOLLO HOLDINGS, INC.

                                    By: /s/ Edward J. Fernandez
                                        ----------------------------------------
                                    Name:  Edward J. Fernandez
                                    Title: President


                                    JAMES V. GORMAN

                                    By: /s/ James V. Gorman
                                        ----------------------------------------